UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025 (June 6, 2025)

WEIS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

1-5039	24-0755415
(Commission File Number)	(IRS Employer Identification No.)

1000 South Second Street
Sunbury, PA	17801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, no par value	WMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2025, Weis Markets, Inc. (the “Company”) purchased 2,153,846 shares of its common stock, no par value (the “Transaction”) from certain trusts established by or for the benefit of the late Patricia G. Ross Weis, The Patricia R. Weis Marital Trust (the “Marital Trust”) and The Patricia G. Ross Weis Revocable Trust (the “Revocable Trust”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”), entered into on June 6, 2025. The purchase price was approximately $65.00 per share, for an aggregate purchase price of $140 million in cash. The late Patricia G. Ross Weis, who passed away on October 30, 2024, was the mother of Jonathan H. Weis, the Company’s Chairman, President and Chief Executive Officer. Mr. Weis is a trustee of, and has an interest in a portion of, each of the Marital Trust and the Revocable Trust. The sources of funds for the Transaction were a combination of the Company’s cash on hand and cash from the sale of marketable securities.  As a private transaction, the Transaction does not affect the Company’s 2004 existing share repurchase plan, which remains in effect.

The Purchase Agreement and the price and other terms of the Transaction were negotiated by a Special Committee of the Company’s Board of Directors consisting entirely of independent directors and formed for the purpose of evaluating the Transaction. The Company’s Board of Directors approved the Purchase Agreement and the terms of the Transaction following unanimous recommendation by the Special Committee.  The Special Committee retained independent legal and financial advisors to assist it in evaluating and approving the Transaction and the terms of the Purchase Agreement. The Special Committee received a fairness opinion from Kroll, LLC (acting through its Duff & Phelps Opinion Practice), its independent financial advisor regarding the Transaction.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A press release announcing the Transaction was issued and is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report on Form 8-K.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated June 6, 2025, by and among Weis Markets, Inc., The Patricia R. Weis Marital Trust, and The Patricia G. Ross Weis Revocable Trust.*
99.1	Weis Markets, Inc. Press Release dated June 6, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	The exhibits and schedules to this agreement have been omitted. A copy of the omitted exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/ Michael T. Lockard
Name: Michael T. Lockard
Title: Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: June 6, 2025